File Number 5446-405-3

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

Whereas, ARTICLES OF INCORPORATION OF

WORK AREA PROTECTION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF ILLINOIS HAVE BEEN FILED IN THE OFFICE OF THE SECRETARY OF STATE AS PROVIDED BY THE BUSINESS CORPORATION ACT OF ILLINOIS, IN FORCE JULY 1, A.D. 1984.

Now Therefore, I, Jim Edgar, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, at the City of Springfield, this* 3rd *day of* December *A.D. 19* 96 *and of the Independence of the United States the two hundred and* 11th.

Jim Edgar

SECRETARY OF STATE

C-212

BCA-2.10 (*Rev. Jul. 1984*)

Submit in Duplicate

Payment must be made by Certified Check, Cashiers' Check or a Money Order, payable to "Secretary of State". *DO NOT SEND CASH!*

JIM EDGAR
Secretary of State
State of Illinois

ARTICLES OF INCORPORATION

File #

This Space For Use By Secretary of State
Date 12-3-84
License Fee $ 5.00
Franchise Tax $ 25.00
Filing Fee $ 75.00
Clerk C 105.00

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned incorporator(s) hereby adopt the following Articles of Incorporation.

ARTICLE ONE The name of the corporation is WORK AREA PROTECTION CORP.
(*Shall contain the word "corporation", "company", "incorporated", "limited", or an abbreviation thereof*)

ARTICLE TWO The name and address of the initial registered agent and its registered office are:

Registered Agent: C T CORPORATION SYSTEM
First Name / Middle Name / Last Name

Registered Office: c/o C T CORPORATION SYSTEM, 208 S. La Salle Street
Number / Street / Suite # (A P.O. Box alone is not acceptable)

Chicago 60604 Cook
City / Zip Code / County

ARTICLE THREE The purpose or purposes for which the corporation is organized are:
If not sufficient space to cover this point, add one or more sheets of this size.

To engage in and to do any lawful act or acts concerning any or all lawful business for which corporations may be incorporated under the provisions of the Illinois Business Corporation Act of 1983, P.A. 83-1025, as amended and supplemented, and to do all things and exercise all powers, rights and privileges which a business corporation may now or hereafter be organized or authorized to do or to exercise under the said Illinois Business Corporation Act, as amended and supplemented, includi but not limited to, the manufacture and sale of personal property.

ARTICLE FOUR Paragraph 1: The authorized shares shall be:

Class	*Par Value per share	Number of shares authorized
Common	$1.00	100,000

Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
If not sufficient space to cover this point, add one or more sheets of this size.

ARTICLE FIVE The number of shares to be issued initially, and the consideration to be received by the corporation therefor, are:

Class	*Par Value per share	Number of shares proposed to be issued	Consideration to be received therefor
Common	$1.00	10,000	$ 10,000.00
			$
			$
			$
		TOTAL	$ 10,000.00

*A declaration as to a "par value" is optional. This space may be marked "n/a" when no reference to a par value is desired.

5446-405-3

(ILL. - 548 - 7/1/84)

ARTICLE SIX *OPTIONAL*

The number of directors constituting the initial board of directors of the corporation is ________ , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors be elected and qualify are:

Name	Residential Address

ARTICLE SEVEN *OPTIONAL*

(a) It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be: $ ________

(b) It is estimated that the value of the property to be located within the State of Illinois during the following year will be: $ ________

(c) It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be: $ ________

(d) It is estimated that the gross amount of business which will be transacted from places of business in the State of Illinois during the following year will be: $ ________

ARTICLE EIGHT *OTHER PROVISIONS*

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing pre-emptive rights; denying cumulative voting; regulating internal affairs; voting majority requirements; fixing a duration other than perpetual; etc.

NAMES & ADDRESSES OF INCORPORATORS

The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated November 21, 19 86

	Signatures and Names		Post Office Address
1.	[signature] (Signature)	1.	410 North Third Street (Street)
	Sherill T. Moyer (Name (please print))		Harrisburg, (City/Town) PA (State) 17101 (Zip)
2.	________ (Signature)	2.	________ (Street)
	________ (Name (please print))		________ (City/Town) (State) (Zip)
3.	________ (Signature)	3.	________ (Street)
	________ (Name (please print))		________ (City/Town) (State) (Zip)

(Signatures must be in ink on original document. Carbon copy, xerox or rubber stamp signatures may only be used on conformed copies)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its President or Vice-President and verified by him, and attested by its Secretary or an Assistant Secretary.

3 5 3 5 1 0 6 0 4

Form BCA-2.10

File No. ________

ARTICLES OF INCORPORATION

FILED

1996

CORPORATION DEPT. SECRETARY OF STATE

FEE SCHEDULE

The following fees are required to be paid at the time of issuing the Certificate of Incorporation: FILING FEE $75.00; INITIAL LICENSE FEE of 1/20th of 1% of the consideration to be received for initial issued shares (see Art. 5), MINIMUM $.50; INITIAL FRANCHISE TAX of 1/10th of 1% of the consideration to be received for initial issued shares (see Art 5), MINIMUM $25.00.

EXAMPLES OF TOTAL DUE

Consideration to be Received	TOTAL DUE*
up to $1,000	$100.50
5,000	$102.50
10,000	$105.00
$ 25,000	$112.50
$ 50,000	$150.00
$100,000	$225.00

*Includes Filing Fee + License Fee + Franchise Tax

RETURN TO:

Corporation Department
Secretary of State
Springfield, Illinois 62756
Telephone (217) 782-6961

C-162.8

File Number 5446-405-3

STATE OF ILLINOIS

OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 3 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR WORK AREA PROTECTION CORP..*************

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this* 8TH *day of* JULY *A.D.* 2011 .

SEAL OF THE STATE OF ILLINOIS AUG. 26TH 1818

Authentication #: 1118901359
Authenticate at: http://www.cyberdriveillinois.com

Jesse White
SECRETARY OF STATE